EXHIBIT 21.1

                           Subsidiaries of the Company


         Name of Subsidiary                                            State of Incorporation

         MedSurg Industries, Inc.                                      Georgia
         Creative Research and Manufacturing, Inc.                     Georgia
         SafeWaste Corporation                                         Georgia
         Microtek Medical, Inc.                                        Delaware
         White Knight Healthcare, Inc.                                 Pennsylvania
         Industrias Apson S.A. de C.V.                                 Mexico
         Cabelleros Blanco S.A. de C.V.                                Mexico
         Isolyser Europe S.A.R.L.                                      Luxembourg
         Microtek Dominicana, S.A.                                     Dominican Republic
         Microtek Medical Europe Limited                               England
         Microtek Medical Foreign Sales Corporation, Inc.              Virgin Islands

313825.1